UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) July 30, 2009
Delphi Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-14787	38-3430473

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5725 Delphi Drive, Troy, MI	48098

(Address of Principal Executive Offices)	(Zip Code)
(248) 813-2000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
Master Disposition Agreement
As previously disclosed, on June 1, 2009, Delphi Corporation (“Delphi” or the “Company”), GM Components Holdings, LLC on behalf of itself and other affiliated buyers (“GM Buyers”), General Motors Corporation (n/k/a Motors Liquidation Company) (“Old GM”) and Parnassus Holdings II, LLC entered into a master disposition agreement (as subsequently revised and amended, the “Original MDA”), which was subject to approval by the United States Bankruptcy Court for the Southern District of New York (the “Court”). On June 16, 2009 the Court entered an order (the “Solicitation Order”) which among other things provided for the creation of a process through which other potential buyers could submit a binding offer for the Company. As previously disclosed, on July 27, 2009, following a two day auction process, Delphi’s Board of Directors, following consultation with Delphi’s official committee of unsecured creditors and its largest U.S.-based union, determined that the pure credit bid received from JPMorgan Chase Bank, N.A., in its capacity as administrative agent under the Amended and Restated DIP Credit Facility was the prevailing bid.
On July 29, 2009, Delphi filed with the Court further modifications to its confirmed First Amended Joint Plan of Reorganization (as amended and supplemented, the “Modified Plan”). The Modified Plan incorporates, a master disposition agreement among Delphi on behalf of itself and other affiliated entities (“Sellers”), General Motors Company (“GM”), Old GM, DIP Holdco 3, LLC (“DIP Holdco”) on behalf of itself and other affiliated buyers (the “DIP Buyers,” together with the GM Buyers, the “Buyers”), which was approved by the Court on and is dated as of July 30, 2009, for the sale and purchase of substantially all of Delphi’s and its subsidiaries’ businesses (including all schedules and exhibits thereto, the “MDA”). The following description of the terms of the MDA is qualified by reference to the full text of the MDA, a copy of which is filed as Exhibit 99(a) to this report and incorporated by reference herein.
Under the terms of the MDA, the GM Buyers will acquire all or substantially all of Delphi’s global steering business and certain facilities in Kokomo, Indiana; Rochester, New York; Lockport, New York; and Grand Rapids, Michigan; and the DIP Buyers would acquire the remainder of Delphi’s businesses, provided that certain businesses that are subject to pending transactions and specified assets will be excluded from the sale. The employees at each acquired facility will transfer to the company that acquires such facility. Certain idled or soon to be idled sites along with certain liabilities and other assets will remain with DPH Holdings Co. which will be the entity that emerges from chapter 11 under the Modified Plan.
In consideration of the sales under the MDA: (i) Buyers each will assume certain enumerated liabilities and cure amounts for contracts related to their respective acquired businesses and will each pay 50% of professional fees (in an amount not to exceed $15,000,000 per Buyer, or $30,000,000 in total) that are administrative claims required to be paid by certain affiliates of Delphi, and GM Buyer will p ay costs of solicitation that are administrative claims up to $12,000,000; (ii) GM and Old GM will waive their pre-petition, administrative claims and future claims in the bankruptcy cases; (iii) GM Buyer will (a) pay specified amounts with respect to Delphi’s debtor-in possession financing (“DIP”), (b) advance funds for anticipated wind-up costs of DPH Holdings Co. and its affiliates (including the advancement of funds on the closing date as well as periodic requests for post-closing advances), and (c) pay the amount of the recoveries (net of costs and expenses of Delphi incurred prior to closing or subsequently by DPH Holdings Co. and GM), up to $145.5 million, to DIP Buyers based on any recoveries from the claims against the former plan investors arising from or related to the Equity Purchase and Commitment Agreement, dated as of August 3, 2007, as amended; and (iv) all principal and interest under the DIP will be fully discharged, released, terminated, and if necessary, waived. In addition, DIP Buyers will make a payment (to the extent payable after Closing) for the benefit of the unsecured creditors of Delphi based on the terms set forth in the operating agreement of DIP Holdco (the “Operating Agreement”), in an amount not to exceed $300,000,000.
The Sellers and Delphi make certain customary representations, warranties and covenants. All of Seller’s representations and warranties are qualified by Delphi’s reports filed with the Securities and Exchange Commission (“SEC”) filed prior to the date of the MDA and many contain materiality qualifiers or exceptions for matters that would not have a “Material Adverse Effect” on the businesses being sold. Buyers are also required to make customary representations, warranties and covenants, as well as GM (solely with respect to transaction financing) and Old GM (solely with respect to its authorization to enter into the transactions). The MDA also contains various covenants whereby Delphi is required to operate its business in the ordinary course reasonably intended to preserve the value of the business and sets forth certain restricted activities between signing and closing.
The respective obligations of each party to effect the transactions contemplated by the MDA are subject to the satisfaction or waiver of certain closing conditions, including governmental approvals and regulatory matters (including certain competition filings). In addition, the obligation for the Sellers to effectuate the transactions contemplated by the MDA is subject to the Buyers assuming their respective U.S. collective bargaining agreements (and certain unions waiving restrictions on sales). The obligations of all the Buyers to effectuate the transactions contemplated by the MDA is also conditioned on, among other things, receipt of financing under specific financing documents, the transfer of certain environmental permits and other matters.
The MDA is terminable prior to closing by mutual written consent of the Sellers and the Buyers and by any non-breaching party if the closing has not occurred by October 2, 2009, subject to an extension to November 30, 2009 if all of the closing conditions are met except for governmental approvals, and an extension of 15 days by GM Buyers if a GM Buyer disputes certain amounts owed to the DIP lenders under the Amended and Restated DIP Credit Facility. In addition, Delphi would have the right to terminate if GM breaches any material covenants under the Agreement dated as of May 9, 2008 among General Motors Corporation, Delphi and certain Delphi affiliates and the Partial Temporary Accelerated Payment Agreement dated as of December 12, 2008, as amended (in each case, as modified or amended).
Amendment to GM Advance Agreement
On August 4, 2009, Delphi entered into a further amendment (the “Fifth Amendment”) to its existing liquidity agreement (the “GM Advance Agreement”) between Delphi and General Motors Company (as assignee of Motors Liquidation Company, formerly known as General Motors Corporation) ( “GM”). As set forth more fully below, the effect of the Fifth Amendment was to extend the deadline for Delphi to satisfy certain milestones, which if not met, would prevent Delphi from continued access to the facility.
As previously reported, the GM Advance Agreement was amended and restated on June 1, 2009 to provide Delphi with an additional $250 million credit facility (the “Tranche C Facility”), subject to Delphi’s continued satisfaction of certain conditions and milestones. For a complete description of the terms of the GM Advance Agreement as so amended and restated prior to the First and Second Amendments, see Delphi’s Current Reports on Form 8-K filed June 18, 2009, July 30, 2009, July 30, 2009 and August 3, 2009 and Delphi’s Annual Report on Form 10-K for the year ended December 31, 2008. The following description of the terms of the Fifth Amendment is qualified by reference to the full text of the amendment, a copy of which is filed as Exhibit 99(b) to this report and incorporated by reference herein.
Delphi’s continued ability to request advances under the Tranche C Facility is conditioned on progress in achieving the transactions contemplated by the Modified Plan. Specifically, prior to the Fifth Amendment, the ability of Delphi to request advances on or after August 4, 2009 was conditioned on the entry by the Court of an order, in form and substance reasonably acceptable to GM, approving the Modified Plan or an implementation agreement pursuant to which the parties to the Original MDA would perform their obligations thereunder pursuant to Section 363 of the Bankruptcy Code, independent of and not pursuant to or contingent on the effectiveness of the Modified Plan. The Fifth Amendment extends the August 4, 2009 date until 8:00 p.m. (Eastern time) on August 6, 2009. All other terms of the GM Advance Agreement remain in effect.
Amendment to Accommodation Agreement
On August 4, 2009, Delphi entered into a further amendment (the “Twenty-Fourth Amendment”), to its accommodation agreement (as previously amended and supplemented through the date hereof, the “Accommodation Agreement”), with the lenders under its existing debtor-in-possession financing agreement (the “Amended and Restated DIP Credit Facility”), consisting of a $1.1 billion first priority revolving credit facility (the “Tranche A Facility”), a $500 million first priority term loan (the “Tranche B Term Loan”) and a $2.75 billion second priority term loan (the “Tranche C Term Loan”). The effect of the Twenty-Fourth Amendment is to extend the term of the Accommodation Agreement to 8:00 p.m. (Eastern time) on August 6, 2009. The following description of the Twenty-Fourth Amendment is qualified in its entirety by the text of such amendment, a copy of which is filed as Exhibit 99(c) to this report and incorporated by reference herein. A description of the material terms of the Accommodation Agreement prior to such modifications is set forth in Delphi’s Current Reports on Form 8-K filed with the United States Securities and Exchange Commission on March 31, 2009, as amended on April 1, 2009 solely for the purposes of adding an exhibit, April 3, 2009, as amended on April 7, 2009 solely for the purposes of adding another exhibit, April 23, 2009, May 8, 2009, June 2, 2009, June 9, 2009, June 18, 2009, June 22, 2009, June 24, 2009, July 1, 2009, July 8, 2009, July 13, 2009, July 20, 2009, July 22, 2009, July 30, 2009, July 30, 2009 and August 3, 2009 (the “Original Forms 8-K”), which descriptions are incorporated herein by reference.
Pursuant to the Accommodation Agreement, as in effect through the Twenty-Third Amendment (the “Prior Accommodation Agreement”), the lenders agreed, among other things, to allow Delphi to continue using the proceeds of the Amended and Restated DIP Credit Facility and to forbear from the exercise of certain default-related remedies, in each case until August 4, 2009, subject to the continued satisfaction by Delphi of a number of covenants and conditions, the Twenty-Fourth Amendment further extends that date until 8:00 p.m. (Eastern time) on August 6, 2009. There currently remains approximately $230 million outstanding under the Tranche A Facility, $311 million outstanding under the Tranche B Term Loan and $2.75 billion outstanding under the Tranche C Term Loan under the Amended and Restated DIP Credit Facility.

The remaining provisions in the Accommodation Agreement are unchanged. For information regarding the current terms of the Accommodation Agreement, as modified, which is not otherwise set forth in this Current Report on Form 8-K, including the covenants and conditions of the lenders’ continued forbearance from exercising remedies through the accommodation period and including the ability to access certain cash collateral accounts, see Delphi’s Annual Report on Form 10-K for the year ended December 31, 2008 (the “Annual Report”), including the exhibits to the Annual Report, and the Original Forms 8-K.
Although Delphi is currently in compliance with the terms of the Accommodation Agreement (after giving effect to the Twenty-Fourth Amendment), Delphi’s continued compliance and access to sufficient liquidity to fund its working capital requirements and operations is dependent on a number of factors including Delphi remaining in compliance with the provisions of the GM Advance Agreement and administrative creditors, including its suppliers, continuing to provide services and goods on customary payment terms.
Amendment to Partial Temporary Accelerated Payment Agreement
On July 31, 2009, Delphi entered into a further amendment (the “Third Amendment”) to its existing liquidity agreement (the “Partial Temporary Accelerated Payment Agreement”) between Delphi and GM, whereby GM agreed to accelerate payment of certain payables up to $300 million to Delphi. The following description of the Third Amendment is qualified in its entirety by the text of such amendment, a copy of which is filed as Exhibit 99(d) to this report and incorporated by reference herein. The Partial Temporary Accelerated Payments Agreement provided that GM would generally recoup these accelerated payments over its three subsequent monthly payments on or after the date that GM’s obligation to advance funds under the GM Advance Agreement terminates or advances made become due and payable in accordance with the GM Advance Agreement. The effect of the Third Amendment was extend the date by which GM will offset the remaining balance of the accelerated payments to its September 2009 MNS-2 payment (or subsequent MNS-2 payments) to Delphi, with the effect of increasing the GM payables to DAS by the amount so offset.
ITEM 8.01 OTHER EVENTS
Delphi announced on July 30, 2009 that the Court entered an order confirming the Modified Plan. The Court ruled that Delphi had met all of the statutory requirements to confirm it Modified Plan. Delphi plans to emerge during the current calendar quarter following the syndication and closing of its exit financing facilities and satisfaction of other conditions to the effective date of the Modified Plan, including closing on transactions contemplated under the provisions of the MDA. The Modified Plan has the support of certain DIP lenders and the administrative agent, the creditor’s committee, Wilmington Trust Company as indentured trustee, the Pension Benefit Guaranty Corporation, certain state and federal agencies, and various other parties. Details of the Modified Plan can be found be accessing the Delphi legal Information Website at http://www.delphidocket.com. For additional information regarding these matters, see the press release issued by the Company on July 30, 2009, a copy of which is attached as Exhibit 99(e) attached hereto and the contents of which are incorporated by reference herein.
FORWARD-LOOKING STATEMENTS
This Current Report on Form 8-K, including the exhibits being filed as part of this report, as well as other statements made by Delphi may contain forward-looking statements that reflect, when made, the Company’s current views with respect to current events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company’s operations and business environment which may cause the actual results of the Company to be materially different from any future results, express or implied, by such forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the ability of the Company to continue as a going concern; the ability of the Company to operate pursuant to the terms of the liquidity support agreements with GM, its debtor-in-possession financing facility and the related accommodation agreement, and to obtain an extension of term or other amendments as necessary to maintain access to such liquidity support agreements and facility; the Company’s ability to obtain Court approval with respect to motions in the Chapter 11 cases prosecuted by it from time to time, and to consummate the Modified Plan or any subsequently filed plan of reorganization and to consummate such plan or other consensual resolution of Delphi’s Chapter 11 cases; risks associated with third parties seeking and obtaining Court approval to terminate or shorten the exclusivity period for the Company to propose and confirm one or more plans of reorganization, for the appointment of a Chapter 11 trustee or to convert the cases to Chapter 7 cases; the ability of the Company to obtain and maintain normal terms with vendors and service providers; the Company’s ability to maintain contracts that are critical to its operations; the potential adverse impact of the Chapter 11 cases on the Company’s liquidity or results of operations; the ability of the Company to fund and execute its business plan as described in the Modified Plan as filed with the bankruptcy court and to do so in a timely manner; the ability of the Company to attract, motivate and/or retain key executives and associates; the ability of the Company to avoid or continue to operate during a strike, or partial work stoppage or slow down by any of its unionized employees or those of its principal customers and the ability of the Company to attract and retain customers. Additional factors that could affect future results are identified in the Annual, including the risk factors in Part I. Item 1A. Risk Factors contained therein and in Part II. Item 1A. Risk Factors in the Quarterly Report on Form 10-Q for the quarter ended March 31, 2009. Delphi disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise. Similarly, these and other factors, including the terms of any reorganization plan ultimately confirmed, can affect the value of the Company’s various prepetition liabilities, common stock and/or other equity securities. Indeed, under the Modified Plan confirmed by the Court on July 30, 2009, holders of Delphi’s common stock will receive no value.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits. The following exhibits are being filed as part of this report.

Exhibit
Number	Description
99 (a)	Master Disposition Agreement, dated as of July 30, 2009
99 (b)	Fifth Amendment to Amended and Restated GM-Delphi Agreement, dated as of August 4, 2009
99 (c)	Twenty-Fourth Amendment to the Accommodation Agreement, dated as of August 4, 2009
99 (d)	Third Amendment to Partial Temporary Accelerated Payment Agreement, dated as of July 31, 2009
99 (e)	Press release issued by Delphi Corporation July 30, 2009
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELPHI CORPORATION (Registrant)
Date: August 5, 2009
	By:	/s/ David M. Sherbin
David M. Sherbin,
Vice President, General Counsel and Chief Compliance Officer